Exhibit 99.1

SOC Telemed and HCMC Announce Special Meeting Date and Identify New Director Nominees in Anticipation of Close of Business Combination

Special Meeting Scheduled for October 30, 2020

Three Industry Veterans Will Join the Combined Company’s Newly Structured Board of Directors

Reston, VA – October 21, 2020 – Healthcare Merger Corp. (“HCMC”) and SOC Telemed (“SOC”), the largest national provider of acute care telemedicine, today announced that HCMC has called the special meeting of its stockholders (the “Special Meeting”) for October 30, 2020, to, among other things, approve the proposed business combination (the “Business Combination”) among HCMC, Sabre Merger Sub I, Inc., Sabre Merger Sub II, LLC, and SOC, and elect directors for the combined company. Stockholders of record as of the close of business on September 25, 2020, the record date for the Special Meeting (the “Record Date”), will be entitled to vote their shares at the Special Meeting either in person or by proxy. Notice of the Special Meeting was mailed on October 15, 2020 to stockholders of record as of the Record Date.

HCMC and SOC also announced the nomination of Dr. Barbara “Bobbie” P. Byrne, Joseph P. Greskoviak and Anne M. McGeorge as independent members of the Board of Directors to be elected by the HCMC stockholders at the Special Meeting. Upon closing the Business Combination, the Board of Directors of the combined company will expand from five to seven directors.

“I am pleased to welcome Bobbie, Joe and Anne to the newly-expanded SOC Telemed Board of Directors. As SOC Telemed evolves as a publicly traded Company and continues to lead the rapidly-emerging acute telemedicine space, the collective experience, vision and wisdom of our independent directors will be an invaluable asset to the management team of SOC Telemed,” said Steve Shulman, CEO and Director of HCMC. He added, “We look forward to leveraging their deep healthcare expertise based on distinguished careers in the industry to help usher the Company into this next phase of growth.”

Dr. Barbara “Bobbie” P. Byrne has extensive operational and executive management experience in the healthcare industry. She has served as Chief Information Officer at Advocate Aurora Health, a not-for-profit healthcare system, since 2017. Prior to joining Advocate Aurora Health, Dr. Byrne served as Chief Medical Officer of Edward-Elmhurst Health, a hospital system in Illinois, from January 2017 to July 2017 and as its Chief Information Officer from December 2009 to January 2017. Dr. Byrne previously served as the Clinical Director at the Certification Commission for Healthcare Information Technology from April 2009 to December 2009 and as the Senior Vice President, Clinical Solutions for Eclipsys, Inc. (now Allscripts, Inc.) from 2005 to April 2009. Since January 2020, Dr. Byrne has served on the board of directors of Spok Holdings, Inc., a provider of communications solutions for the healthcare and public safety sectors. Dr. Byrne is board certified in Pediatrics and Clinical Informatics.

Mr. Greskoviak brings with him deep healthcare executive leadership and management experience. Since 2012, he has held various positions at Press Ganey, a provider of health care performance improvement solutions delivered through a cutting-edge digital platform that enables enterprise transformation across the patient journey, including Vice Chairman since March 2020, Chief Executive Officer from December 2018 to March 2020, and President and Chief Operating Officer from 2012 to December 2018. Prior to joining Press Ganey, Mr. Greskoviak worked at MedAssets, where he served as President of its spend and clinical resource management business (now part of Vizient) from 2010 to 2012.

Anne M. McGeorge has over 35 years of experience providing strategic guidance and operational and financial oversight to health care organizations. Ms. McGeorge has served as an Operating Partner of Havencrest Healthcare, a private equity investment firm specializing in the healthcare industry, since January 2018 and as an adjunct professor at the University of North Carolina at Chapel Hill since August 2005. Since June 2019, Ms. McGeorge has served on the board of directors and as the chair of the audit committee of Magenta Therapeutics, a clinical-stage biotechnology company. Before her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP from 2002 to 2005 and at Arthur Andersen LLP from 1997 to 2002.

About SOC Telemed

SOC Telemed (SOC) is the largest national provider of telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry and teleICU, enabling healthcare organizations to build sustainable telemedicine programs in any clinical specialty. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

About HCMC

Healthcare Merger Corp. (HCMC) is a public investment vehicle formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. HCMC’s securities are traded on the NASDAQ under ticker symbols HCCO, HCCOU, and HCCOW. HCMC raised $250 million of cash proceeds in an initial public offering in December 2019. HCMC is led by Chief Executive Officer Steve Shulman, President Charlie Ditkoff and Chief Financial Officer Dennis M. Conroy and is principally sponsored by Shulman Ventures LLC and MTS Health Partners, LP.

Additional Information; Participants in the Solicitation

In connection with the proposed business combination contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 29, 2020, by and among Healthcare Merger Corp. (“HCMC”), Sabre Merger Sub I., Inc., Sabre Merger Sub II, LLC, and SOC, HCMC has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), which includes a proxy statement distributed to holders of HCMC’s common stock in connection with HCMC’s solicitation of proxies for the vote by HCMC’s stockholders with respect to the proposed Business Combination and other matters as described in the registration statement; a consent solicitation statement distributed to SOC’s stockholders in connection with SOC’s solicitation of written consents to approve the proposed business combination; and a prospectus relating to the offer of the securities to be issued to SOC’s stockholders in connection with the proposed business combination. The registration statement has been declared effective by the SEC, and HCMC has mailed the definitive proxy statement/prospectus to its stockholders of record as of September 25, 2020 for voting on the proposed business combination at the Special Meeting of Stockholders to be held on October 30, 2020. Stockholders and other interested persons are urged to read the proxy statement/consent solicitation statement/prospectus and any other relevant documents filed with the SEC because they contain important information about HCMC, SOC and the proposed business combination. Stockholders can obtain a free copy of the definitive proxy statement/consent solicitation statement/prospectus, as well as other filings containing information about HCMC, SOC and the proposed business combination, without charge, at the SEC’s website located at www.sec.gov. HCMC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HCMC’s stockholders in respect of the proposed business combination and the other matters set forth in the definitive proxy statement/consent solicitation statement/prospectus. Information regarding HCMC’s directors and executive officers is available under the heading “Directors, Executive Officers and Corporate Governance” in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/consent solicitation statement/prospectus relating to the proposed business combination. This press release does not contain all the information that should be considered in respect of the proposed business combination. It is not intended to form any basis of any investment decision or any decision in respect to the proposed business combination.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Media Contact:
Lauren Shankman

Trevelino/Keller

lshankman@trevelinokeller.com